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                                                                  EXHIBIT 23.1



                         CONSENT OF INDEPENDENT AUDITORS


We consent to the reference to our firm under the caption "Experts" in the Registration Statement (Form S-3) and related Prospectus of Ticketmaster Online-CitySearch, Inc. for the registration of 2,071,041 shares of its Class B common stock and to the incorporation by reference therein of our report dated January 26, 2000, with respect to the consolidated financial statements and schedules of Ticketmaster Online-CitySearch, Inc. included in its Annual Report (Form 10-K) for the year ended December 31, 1999, filed with the Securities and Exchange Commission.


                                                        /s/ Ernst & Young LLP


Woodland Hills, California
June 13, 2000